Exhibit 99.1
Lifetime Brands, Inc. Reports First Quarter 2026 Financial Results
Quarterly Net Sales and Earnings Beat Consensus
GARDEN CITY, NY, May 7, 2026 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended March 31, 2026.
Rob Kay, Lifetime's Chief Executive Officer, commented, “Our first quarter results validate decisions that carried short-term cost, but were right for the business. We moved first on pricing, took deliberate action on our cost structure, and continued investing in new products while many in our industry pulled back. The payoff is showing up, as net sales and adjusted EBITDA both grew year-over-year, we believe we outperformed our peers, and we are providing full-year guidance that reflects our confidence in where this business is headed. Home Solutions grew nearly 23% in the quarter, with the Dolly Parton brand continuing to build on its strong trajectory, and our kitchen tools division, our largest division, delivered a strong performance. The pricing tailwind we created by moving early is now fully embedded and structural. The new Hagerstown distribution center is online, on time and favorable to plan, and we continue to see compelling growth opportunities that could further strengthen our competitive positioning. We have a proven playbook and the momentum to deliver on our commitments to shareholders.”
First Quarter Financial Results:
Consolidated net sales for the three months ended March 31, 2026 were $143.5 million, representing an increase of $3.4 million, or 2.4%, as compared to net sales of $140.1 million for the corresponding period in 2025. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2026 average rates to 2025 local currency amounts, consolidated net sales increased by $2.5 million, or 1.8%, as compared to consolidated net sales in the corresponding period in 2025. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the three months ended March 31, 2026 was $54.2 million, or 37.7%, as compared to $50.6 million, or 36.1%, for the corresponding period in 2025.
Selling, general and administrative expenses for the three months ended March 31, 2026 were $36.8 million, an increase of $5.3 million, or 16.8%, as compared to $31.5 million for the corresponding period in 2025.
Loss from operations was $(2.2) million, as compared to income from operations of $1.1 million for the corresponding period in 2025.
Adjusted income from operations(1) was $5.4 million, as compared to adjusted loss from operations of $(0.9) million for the corresponding period in 2025. The 2026 period included adjustments for acquisition-related intangible amortization expense of $4.4 million, restructuring expenses of $2.0 million, acquisition-related diligence expenses of $1.1 million and warehouse relocation and redesign expenses of $0.1 million. The 2025 period included adjustments for acquisition-related intangible amortization expense of $4.4 million and a non-recurring gain related to a litigation settlement of $6.4 million.
Net loss was $(4.8) million, or $(0.22) per diluted share, as compared to net loss of $(4.2) million, or $(0.19) per diluted share, in the corresponding period in 2025.
Adjusted net income(1) was $0.8 million, or $0.04 per diluted share, as compared to adjusted net loss of $(5.3) million, or $(0.25) per diluted share, in the corresponding period in 2025.
Adjusted EBITDA(1) was $52.7 million for the trailing twelve months ended March 31, 2026.
Liquidity as of March 31, 2026 was $110.2 million, consisting of $13.9 million of cash and cash equivalents, $80.0 million of availability under the ABL Agreement, limited by the Term Loan financial covenant, and $16.3 million of available funding under the Receivables Purchase Agreement.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.

Full Year 2026 Guidance
For the full year ending December 31, 2026, the Company is providing the following financial guidance
(in millions - except per share data):

Net sales	$650 to $700
Income from operations	$12 to $14.5
Adjusted income from operations	$44.5 to $47
Net loss	$(6.5) to $(5)
Adjusted net income	$16 to $17.5
Diluted loss per common share(1)	$(0.30) to $(0.23) per share
Adjusted diluted income per common share(2)	$0.73 to $0.80 per share
Weighted-average diluted shares	22
Adjusted EBITDA, before limitation	$53.5 to $56
(1) Diluted loss per common share is calculated based on weighted-average shares outstanding of 21.8 million.
(2) Adjusted dilutive income per common share is calculated based on weighted-average diluted shares of 22 million, which includes the effect of dilutive securities of 0.2 million.
Tables reconciling non-GAAP financial measures to GAAP financial measures, as reported, are included below.
Conference Call
The Company has scheduled a conference call for Thursday, May 7, 2026 at 11:00 a.m. (Eastern Time). The dial-in number for the conference call is 1-844-826-3035 (USA) or 1-412-317-5195 (International).
In addition, a live webcast of the conference call will be accessible through:
https://viavid.webcasts.com/starthere.jsp?ei=1759261&tp_key=a7a59b56d9
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available on the Company’s investor relations website at https://lifetimebrands.gcs-web.com/ or via telephone replay by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International) and entering access code 10208255. The replay of the webcast will be available for one year.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including constant currency net sales, adjusted income (loss) from operations, adjusted net income (loss), adjusted diluted income (loss) per common share, adjusted EBITDA and adjusted EBITDA, before limitation. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the Company's management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Forward-Looking Statements
In this press release, the use of the words “advance,” “believe,” “continue,” “could,” “deliver,” “drive,” “enable,” “expect,” “gain,” “goal,” “grow,” “intend,” “maintain,” “manage,” “may,” “outlook,” “plan,” “positioned,” “project,” “projected,” “should,” “take,” “target,” “unlock,” “will,” “would”, or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, the Company’s financial guidance, the Company’s ability to navigate the current environment and advance the Company’s strategy, the Company’s commitment to increasing investments in future growth initiatives, the Company’s initiatives to create value, the Company’s efforts to mitigate geopolitical factors and tariffs, the Company’s current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as the

Company’s continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; seasonality of the Company's cash flows; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; the highly seasonal nature of the Company’s business; the Company’s ability to drive future growth and profitability from its European operations; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could impact the Company’s customers and affect customer purchasing practices or consumer spending; customer ordering behavior; the performance of the Company’s newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which the Company or the Company’s suppliers do business; shortages of and price volatility for certain commodities; global health epidemic; social unrest, including related protests and disturbances; the emergence, continuation and consequences of geopolitical conditions, including political instability in the U.S. and abroad, unrest, sanctions, war and armed conflicts, increasing regional and global tensions, and associated disruptions and volatility in energy and oil markets; macro-economic challenges, including labor disputes, depreciation of the U.S. dollar, volatility in the capital markets, inflationary impacts and disruptions to the global supply chain; dependence on third-party manufacturers; increase in supply chain costs, including raw materials, sourcing, transportation and energy; the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures and/or economic sanctions implemented by the U.S. and other governments; impact of tariffs and trade policies, particularly with respect to China; the Company’s ability to successfully integrate acquired businesses; the Company’s expectations regarding customer purchasing practices and the future level of demand for the Company’s products; the Company’s ability to execute on the goals and strategies set forth in the Company’s Project Concord plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, Rabbit®, and Dolly®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew®, Year & Day®, Dolly®, Royal Leerdam®, and ONIS®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather, Elements®, Planet Box®, and Dolly®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
MZ North America
Shannon Devine
Main: 203-741-8811
LCUT@mzgroup.us

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net sales	$143,508	$140,085
Cost of sales	89,339	89,448
Gross margin	54,169	50,637
Distribution expenses	17,583	18,070
Selling, general and administrative expenses	36,786	31,468
Restructuring expenses	2,030	—
(Loss) income from operations	(2,230)	1,099
Interest expense	(4,512)	(4,915)
Mark to market gain (loss) on interest rate derivatives	294	(527)
Loss before income taxes	(6,448)	(4,343)
Income tax benefit	1,676	142
NET LOSS	$(4,772)	$(4,201)
BASIC LOSS PER COMMON SHARE	$(0.22)	$(0.19)
DILUTED LOSS PER COMMON SHARE	$(0.22)	$(0.19)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,864	$4,267
Accounts receivable, less allowances of $11,042 at March 31, 2026 and $11,970 at December 31, 2025	114,949	161,861
Inventory	190,299	194,046
Prepaid expenses and other current assets	11,704	12,147
Income taxes receivable	3,384	1,572
TOTAL CURRENT ASSETS	334,200	373,893
PROPERTY AND EQUIPMENT, net	18,260	15,441
OPERATING LEASE RIGHT-OF-USE ASSETS	45,008	48,506
INTANGIBLE ASSETS, net	128,557	132,922
OTHER ASSETS	1,836	1,793
TOTAL ASSETS	$527,861	$572,555
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$5,057	$5,022
Accounts payable	26,710	45,844
Accrued expenses	67,104	64,294
Current portion of operating lease liabilities	15,237	16,143
TOTAL CURRENT LIABILITIES	114,108	131,303
OTHER LONG-TERM LIABILITIES	13,552	14,261
INCOME TAXES PAYABLE, LONG-TERM	686	686
OPERATING LEASE LIABILITIES	39,239	42,442
DEFERRED INCOME TAXES	1,519	1,554
REVOLVING CREDIT FACILITY	36,611	54,105
TERM LOAN	124,650	125,927
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at March 31, 2026 and December 31, 2025; shares issued and outstanding: 22,855,008 at March 31, 2026 and 22,654,207 at December 31, 2025	229	227
Paid-in capital	284,305	283,449
Accumulated deficit	(69,132)	(63,354)
Accumulated other comprehensive loss	(17,906)	(18,045)
TOTAL STOCKHOLDERS’ EQUITY	197,496	202,277
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$527,861	$572,555

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(4,772)	$(4,201)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,282	5,698
Amortization of financing costs	669	704
Mark to market (gain) loss on interest rate derivatives	(294)	527
Operating leases, net	(593)	(556)
Provision for doubtful accounts	8	704
Stock compensation expense	1,043	1,062
Changes in operating assets and liabilities
Accounts receivable	46,774	50,832
Inventory	3,282	(6,324)
Prepaid expenses, other current assets and other assets	324	(3,345)
Accounts payable, accrued expenses and other liabilities	(16,160)	(28,038)
Income taxes receivable	(1,812)	—
Income taxes payable	8	(352)
NET CASH PROVIDED BY OPERATING ACTIVITIES	33,759	16,711
INVESTING ACTIVITIES
Purchases of property and equipment	(3,843)	(1,573)
NET CASH USED IN INVESTING ACTIVITIES	(3,843)	(1,573)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	48,669	88,894
Repayments of revolving credit facility	(65,875)	(93,363)
Repayments of term loan	(1,875)	(1,875)
Payments for finance lease obligations	(12)	(11)
Payments of tax withholding for stock based compensation	(183)	(416)
Cash dividends paid	(1,015)	(996)
NET CASH USED IN FINANCING ACTIVITIES	(20,291)	(7,767)
Effect of foreign exchange on cash	(28)	75
INCREASE IN CASH AND CASH EQUIVALENTS	9,597	7,446
Cash and cash equivalents at beginning of period	4,267	2,929
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$13,864	$10,375

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the twelve months ended March 31, 2026:

	Quarter Ended				Twelve Months Ended March 31, 2026
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
	(in thousands)
Net (loss) income as reported	$(39,699)	$(1,189)	$18,152	$(4,772)	$(27,508)
Income tax (benefit) provision	(2,782)	2,861	(3,220)	(1,676)	(4,817)
Interest expense	5,054	5,013	5,048	4,512	19,627
Depreciation and amortization	5,437	5,398	5,315	5,282	21,432
Gain on disposition of fixed assets	—	(94)	—	—	(94)
Mark to market loss (gain) on interest rate derivatives	220	8	(1)	(294)	(67)
Goodwill impairment	33,237	—	—	—	33,237
Stock compensation expense	1,044	994	201	1,043	3,282
Severance expense	270	—	241	—	511
Acquisition-related diligence expenses	123	49	1,799	1,104	3,075
Restructuring expenses	—	304	24	2,030	2,358
Warehouse relocation and redesign expenses(1)	139	76	48	159	422
Pro forma adjustments(2)					1,250
Adjusted EBITDA(3)	$3,043	$13,420	$27,607	$7,388	$52,708
(1) For the twelve months ended March 31, 2026, warehouse relocation and redesign expenses were related to the U.S. segment.
(2) Pro forma adjustments represent operating expense reductions projected by the Company as a result of actions taken through March 31, 2026 or expected to be taken within 18 months of March 31, 2026, net of the benefits realized during the twelve months ended March 31, 2026. These actions include cost savings initiatives for the U.S. segment related to reductions in employee expenses and cost savings for the International segment related to Project Concord.
(3) Adjusted EBITDA is a non-GAAP financial measure that is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net (loss) income, adjusted to exclude income tax (benefit) provision, interest expense, depreciation and amortization, gain on disposition of fixed assets, mark to market loss (gain) on interest rate derivatives, goodwill impairment, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by the Company’s debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net income (loss) and adjusted diluted income (loss) per common share (in thousands -except per share data):

	Three Months Ended March 31,
	2026	2025
Net loss as reported	$(4,772)	$(4,201)
Adjustments:
Acquisition-related intangible amortization expense	4,350	4,365
Legal settlement gain, net	—	(6,400)
Acquisition-related diligence expenses	1,104	—
Restructuring expenses	2,030	—
Warehouse relocation and redesign expenses(1)	159	—
Mark to market (gain) loss on interest rate derivatives	(294)	527
Income tax effect on adjustments	(1,773)	395
Adjusted net income (loss)(2)	$804	$(5,314)
Adjusted diluted income (loss) per common share(3)	$0.04	$(0.25)
(1) For the three months ended March 31, 2026 and 2025, warehouse relocation and redesign expenses were related to the U.S. segment.
(2) Adjusted net income and adjusted diluted income per common share for the three months ended March 31, 2026 excludes acquisition-related intangible amortization expense, acquisition-related diligence expenses, restructuring expenses, warehouse relocation and redesign expenses, and mark to market gain on interest rate derivatives. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments and the income tax provision adjustment.
Adjusted net loss and adjusted diluted loss per common share for the three months ended March 31, 2025 excludes acquisition-related intangible amortization expense, a legal settlement gain, net, and mark to market loss on interest rate derivatives. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
(3) Adjusted diluted income (loss) per common share is calculated based on diluted weighted-average shares outstanding of 22,037 and 21,592 for the three months ended March 31, 2026 and 2025, respectively. The diluted weighted-average shares outstanding for the three months ended March 31, 2026 and 2025 include the effect of dilutive securities of 219 and zero, respectively.

Adjusted income (loss) from operations (in thousands):
	Three Months Ended March 31,
	2026	2025
(Loss) income from operations	$(2,230)	$1,099
Adjustments:
Acquisition-related intangible amortization expense	4,350	4,365
Legal settlement gain, net	—	(6,400)
Acquisition-related diligence expenses	1,104	—
Restructuring expenses	2,030	—
Warehouse relocation and redesign expenses(1)	159	—
Total adjustments	7,643	(2,035)
Adjusted income (loss) from operations(2)	$5,413	$(936)
(1) For the three months ended March 31, 2026 and 2025, warehouse relocation and redesign expenses were related to the U.S. segment.
(2) Adjusted income from operations for the three months ended March 31, 2026 excludes acquisition-related intangible amortization expense, acquisition-related diligence expenses, restructuring expenses, and warehouse relocation and redesign expenses. Adjusted loss from operations for the three months ended March 31, 2025, excludes acquisition-related intangible amortization expense, and a legal settlement gain, net.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended March 31,			Constant Currency (1) Three Months Ended March 31,				Year-Over-Year Increase (Decrease)
Net sales	2026	2025	Increase (Decrease)	2026	2025	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$130,707	$128,510	$2,197	$130,707	$128,525	$2,182	$(15)	1.7%	1.7%	—%
International	12,801	11,575	1,226	12,801	12,493	308	(918)	2.5%	10.6%	8.1%
Total net sales	$143,508	$140,085	$3,423	$143,508	$141,018	$2,490	$(933)	1.8%	2.4%	0.6%
(1) “Constant Currency” is determined by applying the 2026 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact.” Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Updated Guidance
Adjusted EBITDA guidance for the full year ending December 31, 2026 (in millions):

Net loss guidance	$(6.5) to $(5)
Income tax expense	0.5 to 1.5
Interest expense(1)	18
Depreciation and amortization	22
Stock compensation expense	4
Acquisition-related diligence expenses	1.5
Restructuring expenses	7
Warehouse relocation and redesign expenses	7
Adjusted EBITDA guidance, before limitation	$53.5 to $56

Adjusted net income and adjusted diluted income per common share guidance for the full year ending December 31, 2026 (in millions - except per share data):
Net loss guidance	$(6.5) to $(5)
Acquisition-related intangible amortization expense	17
Acquisition-related diligence expenses	1.5
Restructuring expenses	7
Warehouse relocation and redesign expenses	7
Mark to market gain on interest rate derivatives	(0.5)
Income tax effect on adjustment	(9.5)
Adjusted net income guidance	$16 to $17.5
Adjusted diluted income per share guidance	$0.73 to $0.80

Adjusted income from operations guidance for the full year ending December 31, 2026 (in millions):
Income from operations guidance	$12 to $14.5
Acquisition-related intangible amortization expense	17
Acquisition-related diligence expenses	1.5
Restructuring expenses	7
Warehouse relocation and redesign expenses	7
Adjusted income from operations	$44.5 to $47
(1) Includes estimate for interest expense and mark to market gain on interest rate derivatives.